       As filed with the Securities and Exchange Commission on February 19, 1999
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ---------------------------


                                    FORM S-8


                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                            WELLS-GARDNER ELECTRONICS
                                   CORPORATION
             (Exact name of registrant as specified in its charter)


          ILLINOIS                                    36-1944630
 (State or other jurisdiction of              (IRS Employer Identification
of incorporation or organization)                       Number)


       2701 North Kildare Avenue, Chicago, Illinois 60639, (773) 252-8220
           (Address of Principal Executive Offices including Zip Code)



         WELLS-GARDNER ELECTRONICS CORPORATION 1999 STOCK PURCHASE PLAN
                              (Full title of plan)

                                  ANTHONY SPIER
       2701 North Kildare Avenue, Chicago, Illinois 60639, (773) 252-8220
            (Name, address and telephone number of agent for service)


                                   COPIES TO:
                             DAVID J. KAUFMAN, ESQ.
                              KATTEN MUCHIN & ZAVIS
                            525 W. MONROE, SUITE 1600
                             CHICAGO, IL 60661-3693
                           FAX NUMBER: (312) 902-1061

                          ---------------------------

                         CALCULATION OF REGISTRATION FEE

================================================================================================================
                                                                Proposed maximum Proposed maximum
                                              Amount to be       offering price  aggregate offering   Amount of
Title of securities to be registered          registered(1)         per share         price       registration fee
----------------------------------------------------------------------------------------------------------------
Common Stock, $1.00 par value (2)........  500,000 shares(2)          (3)        $1,343,750 (3)        $374
================================================================================================================

------------------
(1) Includes an indeterminate number of shares of Wells-Gardner Electronics Corporation Common Stock that may be issuable by reason of stock splits, stock dividends or similar transactions. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration also covers an indeterminate amount of interests to be offered or sold pursuant to the Wells-Gardner Electronics Corporation 1999 Stock Purchase Plan (the "Plan").
(2) Represents shares issuable upon exercise of outstanding options under the Plan.
(3) The amounts are based upon the average of the high and low sales price of the Common Stock as reported on the American Stock Exchange on February 11, 1999 of $2.6875 with respect to the exercise of options for 500,000 shares and are used solely for purposes of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933.


================================================================================

                              EXPLANATORY STATEMENT

         The information called for in Part I of Form S-8 is currently included in the prospectus for the Wells-Gardner Electronics Corporation 1999 Stock Purchase Plan (the "Plan") and is not being filed with or included in this Form S-8 in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").














                                       I-1

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                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents have been filed by the Company with the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and are incorporated in this Registration Statement by reference:

         1. The Company's annual report on Form 10-K for the fiscal year ended December 31, 1997.

         2. The Company's Quarterly Reports on Form 10-Q for the quarters ending March 31, 1998, June 30, 1998 and September 30, 1998.

         3. The Company Report of Form 8-K dated June 16, 1998, as amended on August 5, 1998.

         In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date hereof and prior to the filing of a post-effective amendment indicating that all securities offered pursuant to this Registration Statement have been sold or deregistering all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

ITEM 4.  DESCRIPTION OF SECURITIES.
         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.
         Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Certain provisions of the Illinois Business Corporation Act provide that the Registrant may indemnify the directors and officers of the Registrant and affiliated companies against liabilities and expenses incurred by reason of the fact that such persons were serving in such capacities, subject to certain limitations and conditions set forth in the statute. Article X of the By-Laws of the Registrant provides that the Registrant shall indemnify its directors and officers to the fullest extent permitted by Illinois law.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.
         Not Applicable.

ITEM 8.  EXHIBITS.

         4.1 Wells-Gardner Electronics Corporation 1999 Stock Purchase Plan (the "Plan").

         4.2    Form of Stock Purchase Agreement for the Plan.

          4.3   Articles of Incorporation of the Company, as amended, filed as
                Exhibit 3.1 of the Company's Annual Report on Form 10-K for the year ended December 31, 1994, and incorporated herein by reference.

          4.4 By-Laws of the Company, as amended, filed as Exhibit 3.2 of the Company's Annual Report on Form 10-K for the year ended December 31, 1994, and incorporated herein by reference.

          5 Opinion of counsel as to legality of shares of Common Stock being offered (including consent).

         23.1 Consent of KPMG LLP with respect to the Company's financial statements.

         24 Power of Attorney (included on the signature page of this Registration Statement).

         99     Description of Capital Stock.

ITEM 9.  UNDERTAKINGS.

         1.     The Company hereby undertakes:

                (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i)   To include any prospectus required by Section 10(a)
                (3) of the Securities Act of 1933;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually, or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                      (iii) To include any material information with respect
                to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or
         Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. The Company hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 19th day of February, 1999.

                                           WELLS-GARDNER ELECTRONICS CORPORATION

                                            By: /s/ ANTHONY  SPIER
                                                -------------------------------
                                                Anthony Spier
                                                Chairman of the Board, President
                                                and Chief Executive Officer

                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints Anthony Spier, George Toma and Randall S. Wells, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, to sign on his behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this Registration Statement on Form S-8 (including registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, and all amendments thereto) and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as each might or could do in person, hereby ratifying and confirming each act that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on February 19, 1999.

           SIGNATURE                            TITLE
-------------------------------      -----------------------------

                                     Chairman of the Board, President and Chief
       /s/ ANTHONY SPIER             Executive Officer (Principal Executive
-------------------------------      Officer) and a Director
         Anthony Spier
                                     Chief Financial Officer and Treasurer
       /s/ GEORGE B. TOMA            (Principal Financial and Accounting
-------------------------------      Officer)
         George B. Toma
                                     Executive Vice President, General Manager
      /s/ RANDALL S. WELLS           and a Director
-------------------------------
        Randall S. Wells

   /s/ JAMES J. ROBERTS, JR.         Director
-------------------------------
     James J. Roberts, Jr.

       /s/ ERNEST R. WISH            Director
-------------------------------
         Ernest R. Wish

       /s/ JOHN R. BLOUIN            Director
-------------------------------
         John R. Blouin

       /s/ IRA J. KAUFMAN            Director
-------------------------------
         Ira J. Kaufman

      /s/ FRANK R. MARTIN            Director
-------------------------------
        Frank R. Martin














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




            SIGNATURE                                         TITLE
-----------------------------------            ---------------------------------


       /s/ MARSHALL BURMAN                     Director
-----------------------------------
         Marshall Burman


                                               Director
-----------------------------------
           Jerry Kalov





















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
                                                                                           SEQUENTIAL
EXHIBITS                                DESCRIPTION                                         PAGE NO.
---------   --------------------------------------------------------------------           -----------


  4.1       Wells-Gardner Electronics Corporation 1999 Stock Purchase Plan (the "Plan").       9

  4.2       Form of Stock Option Agreement for the Plan.                                       32

  4.3       Articles of Incorporation of the Company, as amended, filed as
            Exhibit 3.1 of the Company's Annual Report on Form 10-K for the year ended December 31, 1994, and incorporated herein by reference.

  4.4 By-Laws of the Company, as amended, filed as Exhibit 3.2 of the Company's Annual Report on Form 10-K for the year ended December 31,
            1994, and incorporated herein by reference.

  5         Opinion of counsel as to legality of shares of Common Stock being
            offered (including consent).                                                       38

 23.1       Consent of KPMG LLP with respect to the Company's financial
            statements.                                                                        40

 24         Power of Attorney (included on the signature page of this
            Registration Statement).                                                           __

 99         Description of Capital Stock.                                                      41



















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